Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (No. 333-157480) of Consolidated Edison, Inc. relating to the Con Edison Automatic Dividend Reinvestment and Cash Payment Plan; (ii) the Registration Statement on Form S-8 (No. 333-04463-99) relating to the Con Edison 1996 Stock Option Plan; (iii) the Registration Statement on Form S-8 (No. 333-118159) relating to The Consolidated Edison Stock Purchase Plan; (iv) the Registration Statement on Form S-8 (No. 333-108903) relating to The Consolidated Edison, Inc. Long Term Incentive Plan and Senior Executive Restricted Stock Awards; and (v) the Registration Statement on Form S-3 (No. 333-161018) relating to debt and equity securities of Consolidated Edison, Inc. of our reports dated February 22, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP New York, New York February 22, 2011

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